Exhibit 99.1

Castellum, Inc. Announces Strong Third Quarter Financial Results Including Record Revenue

BETHESDA, MD., November 15, 2022 (GLOBE NEWSWIRE) -- Castellum, Inc. (the “Company”) (NYSE-American: CTM), a cybersecurity, electronic warfare, data analytics, software, and IT services company focused on the federal government, announces highlights of its operating results for its third quarter ended September 30, 2022.

Revenue for the three months ended September 30, 2022 was a record $11.12 million. Gross profit was $4.65 million. U.S. GAAP (“GAAP”) operating loss inclusive of all non-cash and non-recurring charges was $2.05 million. Full financial results for the three and nine months ended September 30, 2022 were published on November 14, 2022 via Form 10-Q at www.sec.gov.

Management uses a Non-GAAP measure, Recurring Cash Operating Profit, as an important measure of the Company’s operating performance. This Non-GAAP measure was approximately $645,000 for the third quarter and excludes non-cash charges, such as stock option and warrant expense, of $2.55 million and non-recurring charges principally related to the Company’s uplisting to the NYSE American of approximately $150,000. Please see detail in the chart below.

“We are proud to announce another strong quarter for Castellum,” said Mark Fuller, President and CEO of Castellum. “Revenue was a record for the quarter, gross margins remain strong at north of 40%, and recurring cash operating profit remains solidly in the black. With our recently announced letter of intent to acquire a $10 million revenue East Coast company, we are positioned to make 2023 an even stronger year financially than 2022 for our shareholders.”

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in Item 1A. “Risk Factors” section of the Company’s Form 10-Q and other filings with the Securities and Exchange Commission which can be viewed at www.sec.gov. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Recurring Cash Operating Profit, which is a Non-GAAP financial measure that is used by management to measure the Company’s operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing the definition, utility, and purpose of this measure is also set forth herein.

Definition:

Non-GAAP Recurring Cash Operating Profit represents the Company’s GAAP operating loss excluding non-cash charges such as stock based compensation, depreciation and amortization, and change in value of contingent earnout as well as non-recurring charges related to the Company’s uplisting.

Utility and Purpose:

The Company discloses Non-GAAP Recurring Cash Operating Profit because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Recurring Cash Operating Profit is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Recurring Cash Operating Profit is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Recurring Cash Operating Profit, this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Recurring Cash Operating Profit alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Castellum, Inc.

Reconciliation of unaudited Non-GAAP Recurring Cash Operating Profit to Operating Loss

Three Months Ended September 30, 2022

Revenues	$11,120,712
Gross profit	4,646,451
Operating loss	(2,053,185)

Non-cash charges:
Depreciation and amortization	514,929
Stock based compensation	1,169,955
Change in value of contingent earnout	864,000
Total non-cash charges	2,548,884

Non-recurring charges
Uplisting fees (a)	149,938

Non-GAAP Recurring Cash Operating Profit	$645,637

(a) Represents non-recurring expenses related to the Company’s public offering which includes accounting, legal, and consulting fees.

Contact:

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: 646.893.5835 x1

Email: lisa@skylineccg.com; info@castellumus.com